EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-280513) of WEBTOON Entertainment Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
March 11, 2025